EXHIBIT 23

                          INDEPENDENT AUDITORS' CONSENT

Board of Directors
Southcoast Financial Corporation

     We consent to the incorporation by reference into this Registration Statement on Form S-8 filed by Southcoast Financial Corporation in connection with the Southcoast Financial Corporation 1999 Stock Option Plan of our Report dated February 13, 2003, included in Southcoast Financial Corporation's Annual Report on Form 10-KSB for the year ended December 31, 2002.

                                             s/Elliott Davis, LLC

Columbia, South Carolina
June 13, 2003